EXHIBIT 99.2

LENDWAY, INC.

UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS

Effective August 4, 2023 we changed our name from “Insignia Systems, Inc.” and reincorporated from Minnesota to Delaware. As part of the name change, our common stock now trades under the symbol “LDWY” on The Nasdaq Stock Market LLC.

The following unaudited pro forma condensed financial statements are based upon the historical financial statements of Lendway, Inc., formerly Insignia Systems, Inc. (the “Company”), adjusted to give effect to the sale of its business of providing in-store advertising solutions to brands, retailers, shopper marketing agencies and brokerages (the “Business”) through an asset sale pursuant to the Asset Purchase Agreement dated May 24, 2023 between the Company and TIMIBO LLC, an affiliate of Park Printing, Inc., which was completed on August 3, 2023. These unaudited pro forma condensed financial statements are derived from, and should be read in conjunction with, the financial statements contained in the Company’s Annual Report on Form 10-K, as amended, for the year ended December 31, 2022 filed with the United States Securities and Exchange Commission (the “SEC”) on April 28, 2023 and the Quarterly Report on Form 10-Q for the interim period ended March 31, 2023, filed with the SEC on May 11, 2023.

The unaudited pro forma condensed balance sheet gives effect to the sale of the Business as if it had occurred on March 31, 2023. The unaudited pro forma condensed statements of operations for the three months ended March 31, 2023 and the year ended December 31, 2022 give effect to the sale of the Business as if it had occurred on January 1, 2022, the beginning of the most recent annual presented. The unaudited pro forma condensed statement of operations for the year ended December 31 2021, give effect to the elimination of the operations of the Business that was sold. The sale of the Business had not met the criteria as of June 30, 2023 to be presented as a discontinued operation since at that date the sale was subject to shareholder approval. Therefore, the unaudited pro forma condensed financial statements do not present the Business as a discontinued operation. The financial statements for the three months ended September 30, 2023 will present the Business as a discontinued operation.

The transaction accounting adjustments for the sale of the Business remove the assets, liabilities and results of operations of the Business. The adjustments also give effect to the cash proceeds from the sale of the Business, less related transaction costs, and to reflect severance and other separation benefits in connection with the termination from the Company of certain officers and employees. Certain of the most significant assumptions are set forth under the Notes to Unaudited Pro Forma Condensed Financial Statements.

We have included the following unaudited pro forma condensed financial information for illustrative and informational purposes. The unaudited pro forma condensed financial information is not intended to reflect what the Company’s financial position and results of operations would have been had the sale of the Business occurred on the dates indicated above; and is not necessarily indicative of the results of operations or financial position that may occur in the future. The pro forma condensed information does not reflect the realization of any expected cost savings, or any impact of the non-bank lending business, which the Company launched in April 2023.

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LENDWAY, INC.
UNAUDITED PRO FORMA CONDENSED BALANCE SHEET
March 31, 2023

	Historical	Transaction Accounting	Notes	Pro Forma
ASSETS
Current Assets:
Cash and cash equivalents	$10,595,000	$1,729,000	(a)	$10,480,000
		(1,844,000)	(k)
Restricted cash	85,000	-		85,000
Accounts receivable, net	9,307,000	-		9,307,000
Inventories	24,000	(24,000)	(b)	-
Income tax receivable	26,000	-		26,000
Prepaid production costs	1,390,000	(1,390,000)	(b)	-
Other prepaid expense	309,000	(44,000)	(c)	265,000
Total Current Assets	21,736,000	(1,573,000)		20,163,000

Other Assets:
Property and equipment, net	64,000	(64,000)	(b)	-
Operating lease right-of-use assets	131,000	(131,000)	(b)	-

Total Assets	$21,931,000	$(1,768,000)		$20,163,000

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
Accounts payable	2,214,000	(201,000)	(d)	2,013,000
Accrued liabilities	2,147,000	-		2,147,000
Income taxes payable	-	43,000	(l)	43,000
Current portion of operating lease liabilities	3,000	(3,000)	(e)	-
Deferred revenue	2,301,000	(2,301,000)	(f)	-
Total Current Liabilities	6,665,000	(2,462,000)		4,203,000

Long-Term Liabilities:
Accrued income taxes	54,000	-		54,000
Operating lease liabilities	133,000	(133,000)	(e)	-
Total Long-Term Liabilities	187,000	(133,000)		54,000

Commitments and Contingencies	-	-		-

Shareholders' Equity:
Common stock, par value $.01:
Authorized shares - 5,714,000
Issued and outstanding shares - 1,798,000 at March 31, 2023	18,000	-		18,000
Additional paid-in capital	16,488,000	-		16,488,000
Accumulated (deficit) equity	(1,427,000)	827,000	(g)	(600,000)
Total Shareholders' Equity	15,079,000	827,000		15,906,000

Total Liabilities and Shareholders' Equity	$21,931,000	$(1,768,000)		$20,163,000

See accompanying notes to unaudited pro forma condensed financial statements.

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LENDWAY, INC.
UNAUDITED PRO FORMA CONDENSED STATEMENTS OF OPERATIONS
For the three months ended March 31, 2023

	Historical	Transaction Accounting	Notes	Pro Forma
Net services revenues	$12,831,000	$(12,831,000)	(h)	$-

Cost of services	9,911,000	(9,911,000)	(h)	-
Gross Profit	2,920,000	(2,920,000)		-

Operating Expenses:
Selling	364,000	(364,000)	(h)	-
Marketing	296,000	(296,000)	(h)	-
General and administrative	721,000	(102,000)	(i)	619,000
Total Operating Expenses	1,381,000	(762,000)		619,000
Operating Income (Loss)	1,539,000	(2,158,000)		(619,000)

Other Income
Other income	112,000	-		112,000
Total Other Income	112,000	-		112,000
Income (Loss) Before Taxes	1,651,000	(2,158,000)		(507,000)

Income tax expense	3,000	-		3,000
Net Income (Loss)	$1,648,000	$(2,158,000)		$(510,000)

Net income (loss) per share:
Basic	$0.92			$(0.28)
Diluted	$0.91			$(0.28)

Shares used in calculation of net income (loss) per share:
Basic	1,798,000			1,798,000
Diluted	1,802,000			1,798,000

See accompanying notes to unaudited pro forma condensed financial statements.

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LENDWAY, INC.
UNAUDITED PRO FORMA CONDENSED STATEMENTS OF OPERATIONS
For the year ended December 31, 2022

	Historical	Transaction Accounting	Notes	Pro Forma
Net services revenues	$18,800,000	$(18,800,000)	(h)	$-

Cost of services	15,499,000	(15,499,000)	(h)	-
Gross Profit	3,301,000	(3,301,000)		-

Operating Expenses:
Selling	1,325,000	(1,325,000)	(h)	-
Marketing	1,050,000	(1,050,000)	(h)	-
General and administrative	3,320,000	(1,007,000)	(i)	2,313,000
Gain on sale of business	-	(2,713,000)	(j)	(2,713,000)
Seperation benefits	-	1,844,000	(k)	1,844,000
Total Operating Expenses	5,695,000	(4,251,000)		1,444,000

Gain from litigation settlement, net	12,000,000	-		12,000,000

Operating Income	9,606,000	950,000		10,556,000

Other Income
Other income	222,000	-		222,000
Total Other Income	222,000	-		222,000
Income Before Taxes	9,828,000	950,000		10,778,000

Income tax (benefit) expense	(218,000)	48,000	(l)	(170,000)
Net Income	$10,046,000	$902,000		$10,948,000

Net income per share:
Basic	$5.61			$6.11
Diluted	$5.59			$6.10

Shares used in calculation of net income per share:
Basic	1,791,000			1,791,000
Diluted	1,796,000			1,796,000

See accompanying notes to unaudited pro forma condensed financial statements.

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LENDWAY, INC.
UNAUDITED PRO FORMA CONDENSED STATEMENTS OF OPERATIONS
For the year ended December 31, 2021

	Historical	Transaction Accounting	Notes	Pro Forma
Net services revenues	$19,503,000	$(19,503,000)	(h)	$-

Cost of services	16,273,000	(16,273,000)	(h)	-
Gross Profit	3,230,000	(3,230,000)		-

Operating Expenses:
Selling	1,931,000	(1,931,000)	(h)	-
Marketing	1,032,000	(1,032,000)	(h)	-
General and administrative	5,058,000	(650,000)	(i)	4,408,000
Total Operating Expenses	8,021,000	(3,613,000)		4,408,000
Operating Loss	(4,791,000)	383,000		(4,408,000)

Other Income (Expense)
Gain on forgiveness of debt and accrued interest	1,062,000	-		1,062,000
Benefit from Employee Retention Credit	273,000	-		273,000
Interest expense, net	(36,000)	-		(36,000)
Other income	1,299,000	-		1,299,000
Loss Before Taxes	(3,492,000)	383,000		(3,109,000)

Income tax expense (benefit)	42,000	-		42,000
Net Loss	$(3,534,000)	$383,000		$(3,151,000)

Net loss per share:
Basic	$(2.01)			$(1.79)
Diluted	$(2.01)			$(1.79)

Shares used in calculation of net loss per share:
Basic	1,760,000			1,760,000
Diluted	1,760,000			1,760,000

See accompanying notes to unaudited pro forma condensed financial statements.

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LENDWAY, INC.

(f/k/a INSIGNIA SYSTEMS, INC.)

NOTES TO UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS

1.	Asset Sale

On August 3, 2023, Lendway, Inc., formerly known as Insignia Systems, Inc. (the “Company”), completed the sale of its business of providing in-store advertising solutions to brands, retailers, shopper marketing agencies and brokerages (the “Business”) through an asset sale pursuant to an Asset Purchase Agreement (the “Asset Purchase Agreement”) with TIMIBO LLC, an affiliate of Park Printing, Inc. (the “Buyer”). The sale of the Business was an all-cash transaction with a gross purchase price of $3,500,000, which was subject to escrows and a post-closing adjustment related to unexecuted programs, as set forth in the Asset Purchase Agreement (the “Business Sale”).

2.	Unaudited Pro Forma Adjustments and Assumptions

The following pro forma adjustments, related to the Business Sale, are included in the unaudited pro forma condensed balance sheet and/or the unaudited pro forma condensed statements of operations.

(a)	Represents proceeds under the terms of the Asset Purchase Agreement of $3.5 million, net of transaction related expenses of $659,000. Transaction related expenses are summarized as follows:

Also includes a negative adjustment of $1,112,000 for cash and accounts receivable to be retained by the Company for unexecuted programs under the terms of the Asset Purchase Agreement.

(b)

Represents transfer of all inventories, prepaid production costs, property and equipment, and operating right-of-use assets relating to the Business to the Buyer under the terms of the Asset Purchase Agreement.

(c)	Represents transfer of certain prepaid expenses relating to the Business to the Buyer under the terms of the Asset Purchase Agreement.

(d)	Represents assumption by the Buyer of certain accounts payable related to unexecuted programs of the Business under the terms of the Asset Purchase Agreement.

(e)	Represents assumption by the Buyer of the operating lease liabilities for a specified lease relating primarily to the Business.

(f)	Represents assumption by the Buyer of deferred revenue obligations relating to the Business.

(g)	The overall adjustment to accumulated deficit includes the net gain on the sale of the Business of $2.7 million, which is calculated as follows:

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The adjustment to accumulated deficit also includes a non-recurring post-combination expense of $1,844,000 consisting of severance and other separation benefits in connection with the termination of certain officers and employees of the Company, as well as additional income tax expense of $43,000.

(h)	Represents the elimination of net services revenues, cost of services, and selling and marketing expenses related to the sale of the Business for the periods presented.

(i)	Represents the elimination of general and administrative expenses directly related to the Business sold for the periods presented.

(j)	Represents the gain on sale of the Business. No adjustment has been made to the sale proceeds to give effect to any potential post-closing adjustments under the terms of the Asset Purchase Agreement.

(k)

The Company expects to record a one-time post-transaction expense of $1,537,000 consisting of severance and other separation benefits in connection with the termination of certain officers and employees of the Company. These separation benefits resulted from change of control and employment agreements, as well as from severance policies, that require the Company to provide these benefits upon termination. In addition, reflects the incremental expense of $164,000 contributed to an escrow for potential payment by the Buyer to transferred employees of bonuses for the second half of 2023 as required in the Asset Purchase Agreement, as well as retention award payouts totaling $143,000.

(l)

Represents estimated impact of transaction accounting adjustments, with utilization of the Company’s net operating loss carryforward limited to 80% of taxable income; and using an estimated combined Federal and state rate of 25%.

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